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                                   FORM 8-K
               Current Report Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934

Date of Report (Date of earliest event reported)  October 8, 2001
                                                  ---------------

                         FRONTIER NATIONAL CORPORATION
            (Exact name of registrant as specified in its charter)

       ALABAMA                          000-24853              72-1355228
(State or other jurisdiction)   (Commission File Number)       (IRS Employer
                                                               Identification
                                                               No.)
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43 N. Broadway, Sylacauga, AL                                      35150
(Address of principal executive offices)                           (Zip code)

Registrant's telephone number, including area code   256-249-0341
                                                     ------------
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Item 5. Other - (Revised)

On October 9, 2001, Frontier National Corporation filed a Form 8K with the SEC, which declared a regular dividend of $0.925 per share payable to shareholders of record as of October 8, 2001. The 8K went on to state that the regular dividend would be paid on December 14, 2001. Due to a clerical error, the regular dividend amount was misstated. The correct amount of the regular dividend is $.0925 per share. The remainder of the information contained in the 8K was correct.
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                                  SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf on this 11th day of October 2001 by the undersigned hereunto duly authorized.

                                        FRONTIER NATIONAL CORPORATION

                                        By: /s/ STEVEN R. TOWNSON
                                           ----------------------------------
                                        Steven R. Townson
                                        President and Chief Operating Officer